Exhibit 99.1

22nd Century Group (Nasdaq: XXII) Reports First Quarter 2023 Financial Results, Introduces 2023 Full Year Revenue Outlook

●	Readying Q2 VLN® Commercial Sales in California, Texas and Florida, Booking Additional Launches Targeting 18 States Throughout 2023
●	Advancing VLN® Pilot Programs in Switzerland, Japan, and South Korea
●	Delivered Record GVB Ingredient Volumes as Dominant Supplier in North America
●	Signs Exclusive CDMO Plus Distribution Agreements Worth More Than $140 Million with Cookies and Old Pal
●	First Quarter 2023 Net Revenues $22.0 Million, Up 143% from the First Quarter 2022
●	Provides Initial 2023 Revenue Outlook of $105 Million to $110 Million, 69% to 77% Year-Over-Year Growth
●	Continued Execution of Business Unit Strategies, Poised to Achieve Cash Positive Operating Goals in 2024

BUFFALO, N.Y., May 9, 2023 — 22nd Century Group, Inc. (Nasdaq: XXII), a leading biotechnology company focused on utilizing advanced plant technologies to improve health and wellness with reduced nicotine tobacco, hemp/cannabis and hops, today reported results for the first quarter ended March 31, 2023, and provided an update on recent business highlights. The Company will host a live audio webcast today at 10:00 a.m. ET.

“22nd Century is executing an aggressive commercial rollout of our FDA authorized VLN® reduced nicotine content cigarettes and a revolutionary new CDMO plus distribution business model for our hemp/cannabis business unit, the combination of which will accelerate revenue, increase gross margin and drive 22nd Century to cash profitable operating results for both business units in 2024,” stated James A. Mish, Chief Executive Officer of 22nd Century Group.

“Having clearly confirmed the incredible consumer demand for VLN® and rapidly expanding pipeline of retail stores wanting to carry the brand, we are now fully focused on commercialization. We are working steadily toward commercial sales covering thousands of stores in California, Texas and Florida with a top retail chain, as well as booking launch windows and orders with both existing and new chains seeking to sell VLN® products across an expanding geography. To support these launches and accelerate the rollout of hundreds or even thousands of new stores across multiple states within a very narrow timeframe, we have now secured agreements with the #1, and #2 national-scale C-store distribution providers, which are already taking warehouse stocking quantities of VLN® for customer distribution. These actions provide a clear pathway for a rapid acceleration in VLN® sales activity and our goal of entering up to 18 states by year-end 2023, which we believe will make VLN® available in almost 60% of the $80 billion U.S. tobacco market.”

“Within our hemp/cannabis business, we are laser focused on growth initiatives to capitalize on our dominant market position in cannabinoid ingredients and products. We again reported record cannabinoid ingredient volumes delivered in the first quarter, a trend we expect to further increase throughout 2023. Adding to that growth, in April 2023 we signed a three-year transformational CDMO+D license agreement with industry leader Cookies to manufacture and distribute their alternative cannabinoid product offerings in retailers throughout the U.S., and have now added a second similar three-year license with Old Pal. This new model utilizes our entire value chain, from ingredients to finished white label goods, then leverages our extensive sales and distribution infrastructure to take these products all the way to distribution and retail point of sale.

“We believe 22nd Century is poised for phenomenal growth this year in both our tobacco and hemp/cannabis businesses. As such, we are introducing our first revenue guidance, calling for full-year 2023 revenue of $105 million to $110 million, representing a 69% to 77% increase from $62.1 million in 2022. Our growth will be driven by the rapid stocking and ramp up of new VLN® customers, new Pinnacle CMO sales, continued record cannabinoid ingredient volumes, start-up of our CDMO+D hemp/cannabis agreements and a full year of GVB sales. Achieving that goal plus execution on several margin improvement initiatives already in progress provides a clear pathway to achieve cash positive operations from both business units in 2024, as previously indicated,” concluded Mr. Mish.

Recent Key Financial and Business Highlights

Tobacco Business

●	Continued an aggressive multi-state VLN® rollout strategy, targeting 18 states by year-end 2023, accounting for almost 60% of the U.S. tobacco sales market.
●	Signed agreements with the #1 and #2 national-scale convenience store (“C-store”) distribution partners to facilitate customer required rapid state-wide and multi-state launches of VLN® in hundreds or thousands of stores at a time within our target markets.
●	Advanced plans with a new customer to commence sales of VLN® in thousands of c-stores across the three largest state markets of Texas, California and Florida in the second quarter.
●	Secured additional retail point of sale placements with regional C-stores in existing and new expansion markets, including retail chains already scheduling VLN® launches for later in 2023.
●	Refined new consumer incentives, educational marketing materials, distribution support, and programming supporting the launch of VLN® products among targeted adult smoker and influencer audiences interested in reducing smoking rates.

●	Initiated sales under a new contact manufacturing agreement for a private label conventional premium cigarette brand, Pinnacle, selling at one of the nation's top-10 gas station convenience store chains, comprising almost 1,700 stores in 27 states.
●	Gained authorization to test VLN® sales at four United States military bases located in California, Arizona and North Carolina, anticipated to start in the second quarter.
●	Accelerated a major seed cultivation project for its proprietary reduced nicotine content tobacco sufficient to produce the entire annual cigarette consumption of New Zealand in support of that nation’s reduced nicotine content mandate – up to 2 billion sticks.
●	Advanced VLN® pilot activities in international markets, including:
o	Switzerland, where product has been shipped for distribution, expected to commence by late May;
o	Japan, where product is being readied for shipment to our distributor ahead of test sales, expected to commence in June 2023; and
o	South Korea where updated packaging is being designed in response to initial market tests and product is expected to be shipped to the distributor during the summer 2023 for additional market testing.
●	Poised to benefit from federal, state and international regulatory appetite for banning menthol and mandating reduced nicotine content, including the proposed FDA menthol cigarette ban, in final rules status with a decision expected in August 2023, which could leave VLN® Menthol King as the only combustible menthol cigarette on the market, providing a critical off-ramp to help current menthol smokers to smoke less.

Hemp/Cannabis Business

●	Shipped record cannabinoid ingredient volumes as the Company believes it is now the largest provider of cannabinoid extracts and isolates in North America, focused on cannabidiol (CBD) and cannabigerol (CBG) extracted and refined at industrial scale into distillates.
●	Executed transformational strategic three-year exclusive license and distribution agreements with Cookies and Old Pal, widely recognized hemp/cannabis brands, establishing an innovative new fully verticalized CDMO plus distribution business model expected to generate an initial $140 million or more in revenue across the term of these initial contracts.
●	Gained validation of more than 1,100 of a total of 1,276 novel food applications from the U.K. Food Standards Agency (FSA), acquired as part of the January 2023 purchase of RX Pharmatech Ltd., accelerating CBD product growth in the U.K. and EU food and nutraceuticals markets.
●	Contracted new growing programs to cultivate hemp biomass for extraction, designed to improve both margin on and availability of biomass volumes sufficient to meet rising customer demand.
●	Developed a plan for comprehensive new facilities to replace the Company’s prior Grass Valley manufacturing plant with construction of a new, higher capacity, fully integrated crude, distillate and isolate manufacturing campus.
●	Crude extraction and CBD distillate operations are expected to be fully online in Prineville, Oregon by early June and will facilitate gross margin improvement on GVB produced cannabinoid products beginning in the second quarter of 2023. The Company’s crude extraction plant is expected to be one of the largest hemp extraction units in the world.

First Quarter 2023 Financial Results

●	Net revenues for the first quarter of 2023 were $22.0 million, an increase of 142.8% from the same period in 2022.
o	Revenue from tobacco-related products was $8.9 million, a decrease of 1.3% from the first quarter of 2022, as the Company reallocates NASCO production resources away from lower margin filtered cigars to higher margin VLN® and conventional cigarette products.
o	Revenue from hemp/cannabis-related products was $13.0 million, compared to $0 in the prior year first quarter, reflecting the acquisition of GVB and continued sequential quarterly growth in ingredient supply sales.
o	Continued revenue growth in tobacco and hemp/cannabis combined with operating performance initiatives are expected to improve gross profit and operating results from the second quarter of 2023 onward as the company advances to its goal of cash positive operations.
●	Gross profit for the first quarter of 2023 was $(1.2) million as compared to $0.3 million in the prior year period.
o	Gross profit from tobacco-related products was breakeven, reflecting costs related to shifting product mix for increased production of VLN® and higher margin premium store brand CMO products, such as Pinnacle.
o	Gross profit from hemp/cannabis-related products was $(1.2) million compared to $0 in the prior year, reflecting costs associated with buying and selling ingredients while the Company rebuilds its distillate and isolate manufacturing capacity following the November 2022 Grass Valley fire; both crude extraction and distillate production will be online in the second quarter of 2023.
o	The Company expects to recoup a portion of the lost GVB gross profit, including cumulative catch-up proceeds, through its business interruption insurance policy beginning in May 2023.

o	Gross margin will improve significantly in the second quarter of 2023 and going forward reflecting:
◾	Substantially higher margin product mix for tobacco including rapid growth of VLN® sales
◾	Crude extraction and distillate production will be online beginning in the second quarter of 2023 for hemp/cannabis
◾	Initial harvest of hemp/cannabis biomass will significantly reduce raw material expenses in the second half of 2023
◾	New CDMO+D contracts with higher margins will begin shipping product in the second half of 2023.
●	Total operating expenses for the first quarter of 2023 increased to $16.6 million, driven by the addition of GVB operations, investment in the VLN® products sales and launch team and ongoing investments in back-office support and scale to meet the significant revenue growth of the Company.
●	Operating loss for the first quarter of 2023 was $17.8 million, compared to $8.1 million in the prior year period.
●	Net loss was $18.2 million, compared to prior year $8.9 million.
●	Adjusted EBITDA was a loss of $14.7 million, compared to prior year loss of $6.6 million. See the tables included in this release for a reconciliation of Adjusted EBITDA (a non-GAAP measure) to net loss.

“We are confident in the revenue opportunities ahead, leading us to announce our first full year revenue forecast, calling for sales of $105 million to $110 million for 2023,” said Hugh Kinsman, Chief Financial Officer of 22nd Century Group. “We anticipate sequential growth in each quarter going forward, as well as improving gross margin performance, reflecting accelerated distribution and sales growth for both VLN® and Pinnacle, increasing consumer purchase patterns, substantial increase in cannabinoid ingredient sales volumes, the return of our hemp/cannabis production capacity, new cultivation initiatives, and the rollout of our license and distribution agreements with leading hemp/cannabis brands. Executing on this plan will deliver our goal of cash positive operations in 2024 on a consolidated basis after corporate overhead.”

Balance Sheet and Liquidity

●	As of March 31, 2023, the Company had $23.7 million in cash, cash equivalents, short-term investment securities, and restricted cash.
●	The Company has received casualty loss insurance recoveries of $5.0 million in first quarter of 2023 from the Grass Valley fire, with additional proceeds from its ongoing business interruption insurance claims expected in the second quarter and thereafter.
●	On March 3, 2023, the Company strengthened its balance sheet with a $21.1 million senior credit facility to fund increased working capital driven by increased VLN® product shipments to multiple national-scale distribution partners as well as strong customer demand for hemp/cannabis bulk ingredients.

First Quarter 2023 Conference Call

22nd Century will host a live webcast today at 10:00 a.m. E.T. to discuss its first quarter 2023 financial results and business highlights. During the webcast, James A. Mish, chief executive officer of 22nd Century Group, John Miller, president of 22nd Century’s tobacco business, and Hugh Kinsman, chief financial officer, will provide an update on the Company.

Following prepared remarks, the Company will host a Q&A session, during which management will accept questions from its covering analysts.

The live webcast, interactive Q&A, and slide presentation will be accessible in the Events section on 22nd Century’s Investor Relations website at www.xxiicentury.com/investors/events. An archived replay of the webcast will also be available shortly after the live event has concluded.

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading biotechnology company focused on utilizing advanced plant technologies to improve health and wellness through tobacco harm reduction, reduced nicotine tobacco, hemp/cannabis and hops. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA Modified Risk Tobacco Product (MRTP) authorization for a combustible cigarette in December 2021. In tobacco, hemp/cannabis and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the pharmaceutical and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 9, 2023. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact
Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(amounts in thousands, except per-share data)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$10,952	$3,020
Short-term investment securities	5,275	18,193
Accounts receivable, net	9,131	5,641
Inventories	10,528	10,008
Insurance recoveries	3,000	5,000
Prepaid expenses and other current assets	2,252	2,743
Total current assets	41,138	44,605
Property, plant and equipment, net	14,322	13,093
Operating lease right-of-use assets, net	5,309	2,675
Goodwill	33,160	33,160
Intangible assets, net	18,385	16,853
Investments	682	682
Restricted cash	7,500	—
Other assets	3,642	3,583
Total assets	$124,138	$114,651

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Notes and loans payable - current	$314	$908
Operating lease obligations	862	681
Accounts payable	4,602	4,168
Accrued expenses	6,306	1,428
Accrued payroll	1,276	3,199
Accrued excise taxes and fees	2,330	1,423
Deferred income	257	831
Other current liabilities	923	380
Total current liabilities	16,870	13,018
Long-term liabilities:
Notes and loans payable	154	3,001
Operating lease obligations	4,602	2,141
Long-term debt	16,417	—
Other long-term liabilities	4,736	516
Total liabilities	42,779	18,676
Commitments and contingencies (Note 11)
Shareholders' equity
Preferred stock, $.00001 par value, 10,000,000 shares authorized
Common stock, $.00001 par value, 300,000,000 shares authorized
Capital stock issued and outstanding:
217,057,927 common shares (215,238,198 at December 31, 2022)
Common stock, par value	2	2
Capital in excess of par value	337,512	333,898
Accumulated other comprehensive loss	(41)	(111)
Accumulated deficit	(256,114)	(237,814)
Total shareholders' equity	81,359	95,975
Total liabilities and shareholders’ equity	$124,138	$114,651

22nd CENTURY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(amounts in thousands, except per-share data)

	Three Months Ended
	March 31,
	2023	2022
Revenues, net	$21,962	$9,045
Cost of goods sold	23,139	8,736
Gross (loss) profit	(1,177)	309
Operating expenses:
Sales, general and administrative	14,231	7,262
Research and development	1,517	1,141
Other operating expense, net	898	52
Total operating expenses	16,646	8,455
Operating loss	(17,823)	(8,146)
Other income (expense):
Unrealized loss on investments	—	(817)
Other income, net	5	—
Interest income, net	57	50
Interest expense	(421)	(5)
Total other expense	(359)	(772)
Loss before income taxes	(18,182)	(8,918)
(Benefit) provision for income taxes	—	—
Net loss	$(18,182)	$(8,918)

Net loss per common share - basic and diluted	$(0.08)	$(0.05)
Weighted average common shares outstanding - basic and diluted	215,784	163,157

Net loss	$(18,182)	$(8,918)
Other comprehensive loss:
Unrealized gain (loss) on short-term investment securities	61	(400)
Foreign currency translation	(4)	—
Reclassification of realized losses to net loss	13	—
Other comprehensive income (loss)	70	(400)
Comprehensive loss	$(18,112)	$(9,318)

Reconciliations of Non-GAAP Measures

Below is a table containing information relating to the Company’s Net loss, EBITDA and Adjusted EBITDA for the three month periods-ended March 31, 2023 and 2022, including a reconciliation of these Non-GAAP measures for such periods.

	Quarter Ended
	March 31,
	Dollar Amounts in Thousands ($000's)
	(UNAUDITED)
			$ Change
	2023	2022	fav / (unfav)
Net loss	$(18,182)	$(8,918)	$(9,264)
Interest (income)/expense, net	364	(45)	409
Amortization and depreciation	881	329	552
EBITDA	$(16,937)	$(8,634)	$(8,303)
Adjustments:
Equity-based employee compensation expense	1,175	1,213	(38)
Needlerock Farms settlement	747	—	747
Grass Valley fire	68	—	68
Loss on change of warrant liability	139	—	139
Loss on change in contingent consideration	22	—	22
Acquisition costs	68	—	68
Unrealized loss on investment	—	817	(817)
Adjusted EBITDA	$(14,718)	$(6,604)	$(8,114)

1Fav = Favorable variance, which increases EBITDA and Adjusted EBITDA; Unfav = unfavorable variance, which reduces EBITDA and Adjusted EBITDA

Notes regarding Non-GAAP Financial Information

In addition to the Company’s reported results in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company provides EBITDA and Adjusted EBITDA.

In order to calculate EBITDA, the Company adjusts net (loss) income by adding back interest expense (income), provision (benefit) for income taxes, and depreciation and amortization expense from intangible assets. Adjusted EBITDA consists of EBITDA adjusted by the Company for certain non-cash and non-operating expense, including adding back equity-based employee compensation expense, (gain) loss on investments, acquisition costs, and any unusual or infrequently occurring items.

The Company believes that the presentation of EBITDA and Adjusted EBITDA are important financial measures that supplement discussion and analysis of its financial condition and results of operations and enhances an understanding of its operating performance. While management considers EBITDA and Adjusted EBITDA to be important, these financial performance measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating (loss) income, net (loss) income and cash flows from operations. Adjusted EBITDA is susceptible to varying calculations and the Company’s measurement of Adjusted EBITDA may not be comparable to those of other companies.